Exhibit 21

GEORGIA-PACIFIC CORPORATION SUBSIDIARIES

The following table lists each subsidiary of Georgia-Pacific Corporation indented under the name of its immediate parent, the percentage of each subsidiary’s voting securities beneficially owned by its immediate parent and the jurisdiction under the laws of which each subsidiary was organized:

Name	% of Voting Securities	Jurisdiction
Georgia-Pacific Corporation *	—	Georgia
Georgia-Pacific Corporation
A) UWW Holdings, Inc.	40	Delaware
B) G-P Wood & Fiber Supply, LLC	100	Georgia

Other Non Guarantor Subsidiaries *
C) 2614 E. Henry Avenue LLC	100	Delaware
D) Arbor Property and Casualty Limited	100	Bermuda
E) Alpha Venture, L.L.C.	40[1]	Delaware
F) Ashley, Drew & Northern Railway Company	100	Arkansas
G) Blue Rapids Railway Company	100	Kansas
H) Brown Board Holding, Inc.	100	Delaware
I) Brunswick Pulp Land Company, Inc.	100	Delaware
J) CP&P, Inc.	100	Georgia
K) CeCorr, Inc.	100	Indiana
L) Color-Box, LLC	81[2]	Georgia
M) Cartorama C.A.	1	Ecuador
N) Encadria Staffing Solutions, Inc.	100	Delaware
O) ForestExpress, LLC	28.1159[3]	Delaware
P) Forest Insurance Limited	14.29	Bermuda
Q) G-P California Timber Holdco, Inc.	100	Georgia
1) NATC California Holdings, LLC	100	Delaware
a) NATC California, LLC	100	Delaware
R) G-P Gypsum Corporation	100	Delaware
1) KMHC, Incorporated	100	California
a) Grupo Minero del mar de Cortes, S.A. de C.V.	49	Mexico
S) G-P Holdings, S.A. de C.V.	99[4]	Mexico
1) G-P Packaging de Mexico, S.A. de C.V.	99	Mexico
a) Soluciones Globales en Empaque, S. de R. L. de C. V.	80[5]	Mexico
2) Georgia-Pacific Tissue de Mexico, S.A. de C.V.	99	Mexico
T) G-P Receivables, Inc.	100	Delaware
U) Georgia-Pacific Childcare Center, LLC	100	Georgia
V) Georgia-Pacific Foreign Holdings, Inc.	100	Delaware

*	Title refers to information disclosed in Note 20 of the Notes to Consolidated Financial Statements as disclosed in Item 8 of this Form 10-K.
[1]	Georgia-Pacific Corporation owns 40% and Gulf States Paper Corporation owns 60% of Alpha Venture, L.L.C.
[2]	Georgia-Pacific Corporation owns 81% and CeCorr, Inc. owns 19% of Color-Box, LLC.
[3]	Georgia-Pacific Corporation, International Paper Company and Weyerhaeuser Company each own a 28.1159% interest. Mead Corporation, Boise Cascade and Willamette each own a 4.2174% interest. Morgan Stanley owns a 3% interest.
[4]	Georgia-Pacific Corporation owns 99% and Georgia-Pacific West, Inc. owns 1% of G-P Holdings, S.A. de C.V.
[5]	80% of Soluciones Globales en Empaque, S. de R. L. de C. V.is owned by G-P Packaging de Mexico, S.A. de C.V. 19% is owned by Humberto Mercado Andujo and 1% is owned by Daniel Blanco Chavira.

Name	% of Voting Securities	Jurisdiction
W) Georgia-Pacific Foundation (, Inc.)	100	Oregon
X) Georgia-Pacific Holdings, Inc.	100	Delaware
Y) Georgia-Pacific Resins, Inc.	100	Delaware
1) G-P Maine, Inc.	100	Delaware
Z) Georgia-Pacific West, Inc.	100	Oregon
1) Flakeboard, Inc.	100	Oregon
a) G-P Flakeboard Company	67[6]	Ontario
2) GPMF, Inc.	100	Delaware
3) G-P Canada Finance Company	100	Nova Scotia
4) G-P Latin America, Incorporated	100	Barbados
a) Inversiones (Chile) Georgia-Pacific Limitada	99.99[7]	Barbados
i) Georgia-Pacific Resinas Limitada	99.99[8]	Barbados
5) Georgia-Pacific Asia, Inc.	100	Delaware
a) Georgia-Pacific-Asia (H. K.) Limited	100[9]	Hong Kong
6) Georgia-Pacific Building Materials Sales, Ltd.	100	New Brunswick
7) Georgia-Pacific Canada, Inc.	100	Ontario
a) Flakeboard Canada Incorporated	100	Nova Scotia
b) Georgia-Pacific (Barbados), Limited	100	Barbados
1) Inversiones G-P Sudamerica Limitada	50[10]	Chile
i) Resinas Concordia	99.99[11]	Argentina
8) Georgia-Pacific de Mexico, S. de R. L. de C. V.	100	Mexico
9) Georgia-Pacific Finance, LLC	100	Delaware
10) Georgia-Pacific Foreign Sales Corporation	100	Barbados
11) Georgia-Pacific Global Corporation	100	Oregon
a) GPSP, Inc.	100	Delaware
12) Georgia-Pacific U.K. Limited	100	England
13) Georgia-Pacific GmbH	100[12]	Switzerland
14) Kalamazoo Valley Group	44.49[13]	Michigan
15) Resinas Internacionais Limitada[14]	62.47	Brazil
16) Resinkem (Pty) Limited	50	South Africia
AA) Gloster Southern Railroad Company	100	Delaware
AB) Great Northern Nekoosa Corporation	100	Maine
1) Great Southern Paper Company	100	Georgia
2) Leaf River Forest Products, Inc.	100	Delaware
a) Old Pine Belt Railroad Company	100	Mississippi
3) Nekoosa Packaging Corporation	100	Delaware
4) Nekoosa Papers Inc.	100	Wisconsin

[6]	67% of G-P Flakeboard Company is owned by Flakeboard, Inc. and 33% is owned by F.B.F. Corporation.
[7]	99.99% of Inversiones Georgia-Pacific (Chile) Limitada is owned by G-P Latin America. Incorporated and .01% is owned by Georgia-Pacific (Barbados) Limited.
[8]	99.99% of Georgia-Pacific Resinas Limitada is owned by Inversiones Georgia-Pacific (Chile) Limitada and .01% is owned by Georgia-Pacific (Barbados) Limited.
[9]	90% of Georgia-Pacific Asia (H.K.) Limited is owned by Georgia-Pacific Asia, Inc. and 10% is owned by Georgia-Pacific Corporation.
[1][0]	50% of Inversiones G-P Sudamerica Limitada is owned by Georgia-Pacific (Barbados), Limited and 50% is owned by Georgia-Pacific, West, Inc.
[11]	35.12% of Resinas Concordia is owned by Inversiones G-P Sudamerica Limitada and 64.88% is owned by Georgia-Pacific West, Inc.
[12]	90% of Georgia-Pacific GmbH is owned by Georgia-Pacific West, Inc. and 10% is owned by Georgia-Pacific Corporation.
[13]	44.49% of Kalamazoo Valley Group is owned by Georgia-Pacific Corporation, 48.83% is owned by Graphic Packaging International and 6.68% is owned by Fox River Paper Company.
[14]	62.47% of Resinas Internacionais Limitada is owned by Georgia-Pacific West, Inc, 37.52% is owned by Resinas Concordia S.A. and .01% is owned by Georgia-Pacific Resinas Limitada.

Name	% of Voting Securities	Jurisdiction
AC) Millennium Packaging Solutions, LLC	50[15]	Delaware
AD) Mississippi Sport Fishing Foundation	100	Mississippi
AE) New Home Technologies, LLL	— [16]	Texas
AF) Niles Packaging Products, LLC	20	Michigan
AG) Phoenix Athletic Club, Inc.	100	Georgia
AH) Southwest Millwork and Specialties, Inc.	100	Delaware
1) Maderas Howrey S. A. de C. V.	100[17]	Mexico
AI) Tomahawk Land Company	100	Delaware
AJ) West Georgia Manufacturing Company	100	Georgia
AK) XRS, Inc.	100	Delaware
Fort James Corporation *
AL) Fort James Corporation	100	Virginia
Fort James Non-Guarantor Subsidiary *
1) Fort James International Holdings, Ltd.	88.8[18]	Virginia
a) Arbor Property & Casualty Ireland Limited	100	Ireland
b) Crown Zellerbach AG Zug	95	Switzerland
c) Crown Zellerbach Interamerica, Inc.	100	Panama
d) Fort James Healthcare Management Corporation	100	Delaware
e) Georgia-Pacific Canada Consumer Products, Inc.	100	Canada
i) Canada Cup (1994) Inc.	100	Canada
ii) Dixie Canada Corp.	100	Canada
f) Georgia-Pacific Investment, Inc.	100	Maine
i) Georgia-Pacific Finance S.à.r.l.	100	Luxembourg
I) Georgia-Pacific Britain Limited	100	Bermuda
II) Georgia-Pacific S.à.r.l.	100	Luxembourg
A) Georgia-Pacific (Bermuda) Finance Limited	100	Bermuda
B) Georgia-Pacific Luxembourg S.à.r.l.	100	Luxembourg
1) Georgia-Pacific Services S.N.C.	99.9[19]	Belgium
2) Georgia-Pacific S.P.R.L.	100	Belgium
3) Georgia-Pacific B.V.	100	The Netherlands
I) Georgia-Pacific Europe Limited	100	United Kingdom
II) Georgia-Pacific France Holding S.A.S.	100	France
A) Georgia-Pacific France s.c.a.	97.7[20]	France
a) Georgia-Pacific Belux SPRL	99.97[21]	Belgium

[15]	50% of Millennium Packaging Solutions, LLC is owned by Georgia-Pacific Corporation and 50% is owned by Nekoosa Packaging Corporation.
[16]	Georgia-Pacific Corporation is the owner 150,000 Units of Class B Units of the 7,500,000 total outstanding Units of New Home Technologies, LLC.
[17]	9.6% of Maderas Howrey S.A. de C.V. is issued to Southwest Millwork and Specialties, Inc. and the remaining .4% is issued to Georgia-Pacific Shared Services Corp., Georgia-Pacific Holdings, Inc, Georgia-Pacific Foreign Holdings, Inc. and Georgia-Pacific West, Inc. in equal parts. 100% of Series B stock and 100% of Series C stock are issued to Southwest Millwork and Specialties, Inc.
[18]	Fort James Corporation owns 88.8% and Fort James Operating Company owns 11.2% of Fort James International Holdings, Ltd.
[19]	Georgia-Pacific Luxembourg S.a.r.l. owns 99.9% and Georgia-Pacific S.P.R.L. owns .1% of Georgia-Pacific Services S.N.C.
[20]	Georgia-Pacific France Holding S.A.S. owns 97.7% and Georgia-Pacific S.P.R.L. owns 2.3% of Georgia-Pacific France s.c.a. Bernard Bareiss, William Schultz, Peter Boylan, Jean-Pierre Mattlé, Jean-Louis Roatta and Georgia-Pacific France SAS own 2 shares each.
[21]	Georgia-Pacific France s.c.a. owns 99.97% and Georgia-Pacific SPRL owns 0.03% of Georgia-Pacific Belux SPRL.

Name	% of Voting Securities	Jurisdiction
B) Georgia-Pacific Brionne s.a.s.	99.99[22]	France
C) Laboratoires Polivé S.N.C.	50[23]	France
D) Sodipan S.C.A.	100	France
E) Sodipan S.N.C.	100	France
F) Vania Expansion S.N.C.	50[24]	France
a) Etablissements Ruby S.A.	89.945[25]	France
III) Georgia-Pacific Nordic OY	100	Finland
A) Georgia-Pacific Scandinavia AB	100	Sweden
B) Georgia-Pacific Scandinavia A/S	100	Denmark
C) Georgia-Pacific Scandinavia AS	100	Norway
D) Ikaalisten Teollisuuspal-Velu Oy	100	Finland
E) Ivandom Holding Oy	100	Finland
F) Nokian Palkallispal-Velut Oy	100	Finland
G) ZAO Georgia-Pacific (Russia)	100	Russia
IV) Georgia-Pacific France s.a.s.	99.99[26]	France
V) Georgia-Pacific GB Limited	79.6[27]	United Kingdom
A) British Tissues Limited	100	England
B) Deeko Limited	100	United Kingdom
C) Fort Sterling Limited	100	England
a) Stuart Edgar	100	England
D) Georgia-Pacific Group Services Limited	100	United Kingdom
E) Invercom Papermills Limited	100	United Kingdom
VI) Georgia-Pacific Ireland Limited	100	Ireland
A) Handi-Pak Distributors Limited	100	Ireland
B) Raytex Limited	100	Ireland
VII) Georgia-PacificNederland B.V.	100	The Netherlands
A) Georgia-Pacific Belgium B.V.B.A.	100	Belgium
B) Georgia-Pacific Deutschland GmbH	100	Germany
VIII) Georgia-PacificSPRL S Com.p. A.	100	Spain
A) Georgia-Pacific Iberia Holdings S.L.	100	Spain
a) Georgia-Pacific Hellas S.A.	100	Greece
b) Georgia-Pacific Italia S.r.L	100	Italy

[22]	Georgia-Pacific France s.c.a owns 99.99% and Georgia-Pacific S.P.R.L. owns .01% of Georgia-Pacific Brionne SAS.
[23]	Georgia-Pacific France s.c.a. owns 50% of Laboratoirs Polivé SNC and Johnson & Johnson Consumer France SAS owns 50%.
[24]	Georgia-Pacific France s.c.a. owns 50% of Vania Expansion SNC and Johnson & Johnson Consumer France SAS owns 50%.
[25]	Vania Expansion SNC owns 89.945% of Etablissements Ruby SA. Carl Hahn GmbH owns 10% and Sundry shareholders own 0.055%.
[26]	Georgia-Pacific B.V. owns 99.9% of Georgia-Pacific France s.a.s and Georgia-Pacific S.P.R.L. owns 0.01%.
[27]	Georgia-Pacific B.V. owns 79.6% of Georgia-Pacific GB Limited and Georgia-Pacific France s.c.a. owns 20.4%.

Name	% of Voting Securities	Jurisdiction
IX) Harmon International Limited	100	United Kingdom
X) Ipek Kagit A.S.	50[28]	Turkey
g) St. Francis Insurance Co. Ltd.	100	Bermuda
Fort James Guarantor Subsidiary *
3) Fort James Maine, Inc.	100	Maine
4) Fort James Operating Company	100	Virginia
a) Fort James Camas L.L.C.	100	Washington
b) Fort James Fiber Canada Corporation	100	Ontario
c) Fort James Green Bay L.L.C.	100	Wisconsin
d) Fort James Northwest L.L.C.	100	Oregon
e) Harmon Associates Ltd.	100	Ontario
f) Prim Company L.L.C.	100	Wisconsin
g) Swanson Wiper Corporation	100[29]	Wisconsin
5) Naheola Cogeneration Limited Partnership	99[30]	Delaware

[28]	Georgia-Pacific B.V. owns 50% of Ipek Kagit A.S. Eczacibasi Holding AS owns 31.34%, Eczacibasi Itaç San. ve Tic. AS owns 17.37%, Eczacibasi Yatirim Holding AS owns 1% and all other parties own less than 1%.
[29]	Fort James Operating Company owns 100% of the preferred stock of Swanson Wiper Corporation and 50% of the common stock.
[30]	Fort James Corporation owns 99% of Naheola Cogeneration Limited Partnership and Naheola Cogeneration, Inc. owns 1%.